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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-77243, Form S-8 No. 333-03599, and Form S-8 No. 333-104367)
pertaining to the Eaton Savings Plan of Eaton Corporation of our report dated June 4, 2004, with respect to the financial statements and schedule of the Eaton Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
June 25, 2004